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                                                                EXHIBIT 11

                 LETCHWORTH INDEPENDENT BANCSHARES CORPORATION
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                       COMPUTATION OF EARNINGS PER SHARE
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                                March 31, 1998
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                                                Three Months Ended
                                                  March 31, 1998

Income available to common shareholders         $  800,276

BASIC EARNINGS PER SHARE

     Weighted average shares outstanding         3,306,549
     Basic earnings per share                   $     0.24

DILUTED EARNINGS PER SHARE
     Weighted average shares outstanding         3,306,549
     Dilutive effect of:
                                                ----------
          Stock options                            104,352


Adjusted weighted average shares outstanding     3,410,901
Diluted earnings per share                      $     0.23
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